Exhibit 1

JOINT FILING AGREEMENT

Each of the undersigned hereby acknowledges and agrees, in compliance with the provisions of Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, that the Schedule 13G to which this Agreement is attached as an Exhibit, and any amendments thereto, will be filed with the Securities and Exchange Commission jointly on behalf of the undersigned.  This Agreement may be executed in one or more counterparts.

Dated: February 11, 2022
Deep Lake Capital Sponsor LP
	By:	Deep Lake Capital GP LLC, its general partner
	By:	Incline Investments LLC, its member

By:	/s/ Mark L. Lavelle
Name:	Mark L. Lavelle
Title:	Managing Member

Deep Lake Capital GP LLC
By:	Incline Investments LLC, its member

By:	/s/ Mark L. Lavelle
Name:	Mark L. Lavelle
Title:	Managing Member

Incline Investments LLC

By:	/s/ Mark L. Lavelle
Name:	Mark L. Lavelle
Title:	Managing Member

CY5 Investments LLC

By:	/s/ Michael J. Cyrus
Name:	Michael J. Cyrus
Title:	Managing Member

Pelican Investments LLC

By:	/s/ Gary J. Marino
Name:	Gary J. Marino
Title:	Managing Member

Mark L. Lavelle

By:	/s/ Mark L. Lavelle
Name:	Mark L. Lavelle

Michael J. Cyrus

By:	/s/ Michael J. Cyrus
Name:	Michael J. Cyrus

Gary J. Marino

By:	/s/ Gary J. Marino
Name:	Gary J. Marino